SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): February 19, 2019

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2019, AeroCentury Corp. (the "Company"), MUFG Union Bank, N.A. ("MUFG"), U.S. Bank National Association ("US Bank"), Umpqua Bank,  Columbia State Bank, and Zions Bancorporation, N.A.(fka ZB, N.A.) dba California Bank & Trust (“CB&T”) entered into a Third Amended and Restated Loan and Security Agreement (the "Loan Agreement"), which, among other things, extended the maturity date of the existing credit facility with the lenders thereunder from May 31, 2019 to February 19, 2023; decreased the maximum availability thereunder from $170 million (with the ability for the Company to request an increase up to $180 million) to $145 million (with the ability for the Company to request an increase to up to $160 million); and modified certain of the Company’s financial ratio covenants.  Borrowings under the Loan Agreement will continue to bear interest at floating rates that reset periodically to a market benchmark rate plus a credit margin, and the Company will also continue to be obligated to pay a quarterly fee on any unused portion of the credit facility under the Loan Agreement at a rate of 0.50%.  The Loan Agreement requires that within 30 days after closing of the financing, the Company must enter into an interest rate protection derivative instrument with respect to $50 million of the outstanding loan balance at closing.  MUFG will continue to act as administrative agent and sole lead arranger under the Loan Agreement, while Umpqua Bank will act as syndication agent, and CB&T and U.S. Bank will act as co-documentation agents.

The borrowings under the Loan Agreement are secured by a first priority lien in all of  the Company's assets, including the Company’s aircraft portfolio, except those aircraft that are subject to special purpose financing held by subsidiaries of the Company.  The Loan Agreement requires the Company to comply with certain covenants relating to payment of taxes, preservation of existence, maintenance of property and insurance, and periodic financial reporting, as well as compliance with several financial ratio covenants.  The Loan Agreement restricts the Company with respect to certain corporate level transactions and transactions with affiliates or subsidiaries without consent of the lenders. Events of default under the Loan Agreement include failure to make a required payment within three business days of a due date or to comply with other obligations under the Loan Agreement (subject to specified cure periods for certain events of default), a default under other indebtedness of the Company, and a change in control of the Company.  Remedies for default under the Loan Agreement include acceleration of the outstanding debt and exercise of any remedies available under applicable law, including foreclosure on the collateral securing the borrowings under the Loan Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 21, 2019
AEROCENTURY CORP
.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer